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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                        COMMUNITY FIRST BANKSHARES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     DELAWARE                        46-0391436
          -------------------------               -------------------
          (State of incorporation                 (I.R.S. Employer
          or organization)                        Identification No.)

          520 MAIN AVENUE
          FARGO, NORTH DAKOTA                       58124-0001
          -------------------------                 ------------------
          (Address of principal                     (Zip Code)
          executive offices)

If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective                  securities and is to become
upon filing pursuant to                      effective simultaneously
General Instruction Act(c)(1)                with the effectiveness of
please check the following box.  / /         a concurrent registration
                                             statement under the Securities Act
                                             of 1933 pursuant to General
                                             Instruction A(c)(2) please check
                                             the following box.              / /

Securities to be registered pursuant to Section 12(b) of the Act:

     None


Securities to be registered pursuant to Section 12(g) of the Act:

     __% Cumulative Capital Securities, $25 liquidation amount, of CFB Capital I


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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Incorporated by reference to the sections entitled "Description of the Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrant's Form S-3 Registration Statement (File No. 333-19921) filed with the Commission on January 16, 1997 (the "1997 Form S-3"), and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.

Item 2.      EXHIBITS.

       4.1   Trust Agreement of CFB Capital I dated as of January 14, 1997.*
       4.2 Form of Amended and Restated Trust Agreement of CFB Capital I, to be dated _________, 1997.*
       4.3 Form of Capital Security Certificate of CFB Capital I (included as an exhibit to Exhibit 4.2).
       4.4   Form of Capital Securities Guarantee Agreement.*

       ____________________

       * Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997 Form S-3.


                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        COMMUNITY FIRST BANKSHARES, INC.



Dated: January 20, 1997                 By /s/ Mark A. Anderson
                                          --------------------------------------
                                        Mark A. Anderson, Executive Vice
                                        President and Chief Financial Officer


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